Exhibit No. 3
Score One, Inc.
Form 10-SB

$5,000.00
                                        Date:      April 1, 1999

                         PROMISSORY NOTE

     FOR VALUE RECEIVED, The undersigned, jointly and severally ("Maker"), promises to pay to Park Street Investments, Inc.
("Holder"), a Utah Corporation, the principal sum of five thousand dollars ($5,000.00), together with interest thereon from April 1, 1999 at the rate of ten percent (10%) per annum on the unpaid principal.

1. Payments. The principal amount of $5,000.00 and interest of $500.00 on the principal obligation represented hereby shall be repaid in full at Maturity on March 31, 2000.

2. Type and Place of Payments. Payments of principal and interest shall be made in lawful money of the United States of America to the above-named Holder and mailed to 2133 E. 9400 S., Suite 151, Sandy, Utah 84093.

3.   Penalty.   Maker  shall pay a penalty equal to  one  percent
     (1%) of the current unpaid principal balance due for each month any payment is past due. Advance payment or payments may be made on the principal or interest, without penalty or forfeiture. There shall be no penalty for any prepayment.

4.   Default.   Upon the occurrence or during the continuance  of
     any one or more of the events listed below, Holder may, by notice in writing to the Maker, declare the unpaid balance of the principal and interest on the Note to be immediately due and payable, and the principal and interest shall then be immediately due and payable without presentation, demand, protest, notice of protest, or other notice of dishonor, all of which are hereby expressly waived by Maker, such events being as follows:

          (a) Default in any portion of the payment of the principal and interest of this Note when the same shall become due and payable, unless cured within five (5) days after notice thereof by Holder or the holder of such Note to Maker.

          (b) Maker shall file a voluntary petition in bankruptcy or a voluntary petition seeking reorganization, or shall file an answer admitting the jurisdiction of the court and any material allegations of an involuntary petition filed pursuant to bankruptcy or any form of insolvency, or Maker shall make an assignment to an agent authorized to liquidate any part of its assets; or

          (e) Death of Maker. In the event of Death of Maker, such notice of default shall be made to the trustee of Maker's estate.

5. Attorneys' Fees. Maker shall be responsible to Holder for any costs incurred by Holder in collecting on the obligation herein including reasonable attorney's fees.

6. Construction. This Note shall be governed by and construed in accordance with the laws of Utah.

SCORE ONE, INC. ("MAKER")

/S Ken Kurtz
Ken Kurtz, President
                                                     APPROVED BY:

                                                     /S Ken Kurtz
                                             Ken Kurtz, President
                                    Park Street Investments, Inc.